UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 22, 2008

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23192	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Executive Officers and Directors

By action unanimously approved on August 22 and August 25, 2008, the Compensation and Nominating Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Celadon Group, Inc. (the "Company"), (i) awarded fiscal year 2008 bonuses for certain executive officers and directors and (ii) approved a fiscal year 2009 compensation program for certain executive officers and directors.  The Compensation Committee reviewed and approved the following compensation arrangements:

A.           Fiscal Year 2008 Cash Bonuses

The Compensation Committee determined that the Company did not achieve the earnings per share target established for fiscal year 2008 under the Company's Cash Bonus Program.  The Compensation Committee considered the reasons for the shortfall, which were attributable in material part to record fuel prices, currency exchange rates, and a slower economy.  The Compensation Committee also considered performance compared with peers, the growth of Logistics operations, and certain internal management accomplishments.  Based on this evaluation, the Compensation Committee approved discretionary bonuses as follows:

Name and Position	2008 Fiscal Year Bonus

Stephen Russell, Chairman and CEO	$320,000

Paul Will, Vice Chairman, Executive Vice President, CFO, Treasurer, and Assistant Secretary	$200,000

Chris Hines, President and COO	$180,000

Jonathan Russell, Executive Vice President of Logistics	$135,000

Kenneth Core, Vice President and Secretary	$15,000

B.           Fiscal Year 2009 Senior Management Compensation Program

Following the Compensation Committee's review of compensation data and discussion of, among other things, the Company's current compensation of executive officers and a proposed new program, the Compensation Committee approved a compensation program for fiscal year 2009 (the "2009 Compensation Program").  The 2009 Compensation Program is comprised of three major compensation elements, which include salary, cash bonus, and equity compensation.  The 2009 Compensation Program is applicable to Stephen Russell, Paul Will, Chris Hines, and Jonathan Russell.  Although he is not a participant in the 2009 Compensation Program, information is also provided in this Form 8-K for Ken Core, as required by Security and Exchange Commission rule, because he was a named executive officer in the most recent proxy statement.

Executive Salary Compensation

Pursuant to the 2009 Compensation Program, the Compensation Committee approved annualized salary increases, which will become effective September 1, 2008, for the following named executive officers and other employees:

Name and Position	Fiscal Year 2008 Annualized Salary	Fiscal Year 2009 Annualized Salary[1]
Stephen Russell, Chairman and CEO	$648,618	$700,000

Paul Will, Vice Chairman, Executive Vice President, CFO, Treasurer, and Assistant Secretary	$250,000	$300,000

Chris Hines, President and COO	$250,000	$275,000

Jonathan Russell, Executive Vice President of Logistics	$200,000	$225,000

Kenneth Core, Vice President and Secretary	$127,400	$127,400

1
Mr. Russell's salary increase exceeds by approximately $15,000 the estimated inflation adjustment that would be applicable effective January 21, 2009, under his employment agreement.  Messrs. Will, Hines, and Jon Russell's salary increases were established by the Compensation Committee action on August 22, 2008.  Mr. Core's salary was last increased from $122,400 to $127,400 on December 10, 2007.

Annual Cash Bonus

The Compensation Committee approved an annual cash bonus formula as part of the 2009 Compensation Program.  Under the 2009 Cash Bonus Program, the Compensation Committee adopted the following target bonus amounts for each of the officers listed below:

Name and Position	Target Bonus as a Percentage of Salary	Target Bonus in Dollars
Stephen Russell, Chairman and CEO	65%	$455,000

Paul Will, Vice Chairman, Executive Vice President, CFO, Treasurer, and Assistant Secretary	65%	$195,000

Chris Hines, President and COO	65%	$180,000

Jonathan Russell, Executive Vice President of Logistics	65%	$146,000

Kenneth Core, Vice President and Secretary	N/A	N/A

The Compensation Committee established the following criteria for attainment of the fiscal year 2009 cash bonus:

Bonus Criteria	Percentage of Bonus

Earnings Per Share Target	30%

Return on Invested Capital Target	30%

Safety Target	15%

Discretionary Amount	25%

For each criterion other than the Discretionary Amount, the recipients may earn between 0% and 200% of the portion of the Target Bonus Amount attributable to that criterion, depending on the level of performance.

Restricted Stock Awards

The Compensation Committee also established annual equity compensation grant targets for participants.  For 2009, the grants were made 100% in the form of restricted stock awards because of the number of shares remaining for issuance under the Company's 2006 Omnibus Incentive Plan.  In future years, a combination of restricted stock and stock options may be used.

The restricted stock awards were made to Messrs. Stephen Russell, Will, Hines, Jon Russell, and Core on August 25, 2008.  The restricted stock awards vest one-third on each of the first three anniversaries of the grant date, conditioned on continued employment.

The following table sets forth the restricted stock awards under the 2009 Compensation Plan and to Mr. Core.

Name and Position	Dollar Value at 08/25/08 Closing Price	Shares of Restricted Stock

Stephen Russell, Chairman and CEO	$779,889	65,592

Paul Will, Vice Chairman, Executive Vice President, CFO, Treasurer, and Assistant Secretary	$289,676	24,363

Chris Hines, President and COO	$267,394	22,489

Jonathan Russell, Executive Vice President of Logistics	$231,736	19,490

Kenneth Core, Vice President and Secretary	$41,615	3,500

C.           Non-Employee Director Compensation

The Board reviewed the compensation of non-employee directors.  The target compensation for the year ending with the 2008 annual meeting of stockholders is approximately $100,000 per director, plus fees for committee service.  Upon review, the Board increased the compensation of our three non-employee directors, Anthony Heyworth, Catherine Langham, and Michael Miller, effective at the next annual meeting of stockholders.  The new target annual compensation will be approximately $110,000 per director, plus fees for committee service.  The Board approved cash compensation of $45,000, plus $2,500 for serving on a committee, $2,500 for serving as a committee chair, and $5,000 for serving as lead director.  In addition, the Board approved equity compensation of approximately $65,000, consisting of a number of shares of restricted stock equal to $65,000 divided by the closing stock price on the date of grant (rounded to the nearest share).  Under this arrangement, our non-employee directors will receive restricted stock awards on the date of the next annual meeting of stockholders.  The restricted stock awards will vest entirely on the date of the following annual meeting.  The shares must be held for a minimum of two years following the vesting date so long as the recipient remains a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: August 28, 2008	By:	/s/ Kenneth Core
Kenneth Core
Vice President and Secretary